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                                                               EXHIBIT 10.22(b)


                      AGREEMENT REGARDING PURCHASE, SALE,
                     AND ASSIGNMENT OF MEMBERSHIP INTEREST


     This Agreement Regarding Purchase, Sale, and Assignment of Membership Interest ("AGREEMENT") is made as of December 30, 1996 by Great Southern Life Insurance Company, a Texas corporation ("GSL"), Southwestern Financial Services Corporation, a Delaware corporation ("BUYER"), and Southwestern Life Insurance Company, a Texas corporation ("SWL"). In consideration of the acknowledgments and agreements set out herein the parties agree as follows.

     1.   Acknowledgments.   GSL is a Member of BGFRTS, L.C., a Texas limited
liability company ("BGFRTS") formed, organized, and existing pursuant to Articles of Organization filed with the Secretary of State of Texas on May 1, 1992, as amended, and Regulations adopted by BGFRTS' Members on May 1, 1992, as amended (the "REGULATIONS"). All terms used in this Agreement that are not defined herein shall have the meanings given to them in the Regulations.

     2. GSL is the sole owner of 500 Share Interests in BGFRTS (the "TRANSFERRED INTERESTS"). GSL desires to sell to Buyer, and Buyer desires to buy from GSL, all of GSL's right, title, and interest in the Transferred Interests.

     3. Sale of Transferred Interests.(a)GSL hereby sells, assigns, transfers, conveys, and delivers to Buyer the Transferred Interests. This Agreement itself constitutes a document of assignment. Accordingly, no further documentation or action is needed or shall be required in order to make effective GSL's sale, assignment, transfer, conveyance, and delivery to Buyer of the Transferred Interests. However, GSL shall execute, acknowledge, and deliver all further documents which Buyer may reasonably deem necessary or appropriate to effect such sale, assignment, transfer, conveyance, and delivery.

     (b) SWL consents to the sale, assignment, transfer, conveyance, and delivery effected pursuant to paragraph 2(a). Buyer shall and hereby does assume GSL's position and agree to discharge GSL's responsibilities as a Member of BGFRTS with respect to the Transferred Interests.

     Consideration for Transferred Interests. Buyer contemporaneously herewith has paid $480,000 in cash to GSL as consideration for the Transferred Interests. GSL hereby acknowledges receipt of this payment.

     Additional Provisions Regarding Transferred Interests.   GSL represents
and warrants to Buyer that GSL has full legal right, power, and authority to execute this Agreement and to sell, assign, transfer, convey, and deliver the Transferred Interests to Buyer as described in paragraph 2(a) and that the Transferred Interests are free and clear of any and all claims, liens, security interests, and encumbrances whatsoever. GSL shall warrant and defend Buyer's title to the Transferred Interests against the lawful claims and demands of all persons whomsoever.

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     GSL expressly disclaims any warranties regarding the Transferred Interests or BGFRTS, except as expressly set forth in paragraph 4(a) above.

     Effect of Sale and Purchase.   The parties intend that BGFRTS shall
continue and not be dissolved or terminated because of the sale and purchase of the Transferred Interests that is effected by this Agreement (but the members of BGFRTS may cause the dissolution or termination of BGFRTS at any time after the sale and purchase of the Transferred Interests is effective). GSL shall cooperate with Buyer in filing on a timely basis with any appropriate governmental authorities any amendments to the BGFRTS' Articles of Organization or other documents relating to the transfer of the Transferred Interests that may be required by, or appropriate under, any applicable law.

     GSL's distributive share of BGFRTS' income, gain, loss, deduction, and other items for the fiscal year of BGFRTS ending December 31, 1996 shall be determined on the basis of an interim closing of the books of BGFRTS as of the close of business on the date hereof and shall not be based upon a proration of such items for the entire fiscal year.

     Miscellaneous.   GSL shall pay its own legal fees and other expenses, and
the reasonable legal fees of the other parties hereto, incurred in connection with the execution and delivery of this Agreement and the consummation of the transactions described herein.

     This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and assigns. This Agreement shall be governed by the laws of Missouri. In the event any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions of this Agreement or any other application thereof shall not in any way be affected or impaired thereby. The application of any provisions of this Agreement may be waived by the party or parties entitled to the benefit thereof; provided, no delay or failure on the part of any party hereto in exercising any rights hereunder, and no partial or single exercise thereof, shall constitute a waiver of any other rights hereunder. This Agreement represents the entire agreement of all of the persons bound hereby and supersedes all prior understandings or agreements, oral or written, among all or any of such persons with respect to the matters described herein.

     The parties hereto have executed this Agreement effective as of the date set forth above to evidence their intent that it be a binding contract.


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                                        GREAT SOUTHERN LIFE INSURANCE COMPANY


                                        By: /s/ Michael A. Merriman
                                              Michael A. Merriman
                                              Chairman of the Board

                                        SOUTHWESTERN FINANCIAL SERVICES
                                        CORPORATION


                                        By: /s/ Glenn H. Gettier, Jr.
                                              Glenn H. Gettier, Jr.
                                              President


                                        SOUTHWESTERN LIFE INSURANCE COMPANY

                                        By: /s/ Glenn H. Gettier, Jr.
                                                   Glenn H. Gettier, Jr.
                                              President